                                                                     EXHIBIT 4.1

                                                         COMMON STOCK
                                                        Par Value $.01

                                                THIS CERTIFICATE IS TRANSFERABLE
                                                 IN BOSTON, MA AND NEW YORK, NY

         NUMBER                                                      SHARES

   NCR

                   [NCR LOGO]

                                                  [PHOTO]
   NCR Corporation                       John H. Patterson-Founder

   A MARYLAND CORPORATION

                                                             CUSIP 628862 10 4

                                                              SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS
THIS IS TO CERTIFY THAT




IS THE OWNER OF



   FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

NCR Corporation, transferable in the books of the Corporation by the owner in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to all the terms, conditions and limitations of the Charter of the Corporation and all amendments thereto and supplements thereof. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

        Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

COUNTERSIGNED AND REGISTERED.               [NCR CORPORATION SEAL          /s/ Lars Nyberg
THE FIRST NATIONAL BANK OF BOSTON                    1926                  -------------------
        (BOSTON, MA)                              MARYLAND]                CHAIRMAN AND CHIEF EXECUTIVE OFFICER

               TRANSFER AGENT
                AND REGISTRAR                                              /s/ Laura K. Nyguist
                                                                           --------------------
                                                                            SECRETARY
BY

            AUTHORIZED SIGNATURE



                                NCR CORPORATION

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE OR THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF A PREFERRED OR SPECIAL CLASS IN SERIES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE TO THE EXTENT THEY HAVE BEEN SET AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF A PREFERRED OR SPECIAL CLASS OF STOCK. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION OR TO ITS TRANSFER AGENT.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


        TEN COM-  as tenants in common                  UNIF GIFT MIN ACT-_________________Custodian______________

        TEN ENT-  as tenants by the entireties                                (Cust)                    (Minor)

         JT TEN-  as joint tenants with
                  right of survivorship and                                   under Uniform Gifts to Minors
                  not as tenants in common
                                                                              Act_______________________
                                                                                       (State)

    Additional abbreviations may also be used though not in the above list.


        For value received, _________________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFICATION NUMBER OF ASSIGNEE
-------------------------------------


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  PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE


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                                                                        Shares
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of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint ____________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.







Dated:
      --------------------------


                      X
                        ------------------------------------------------

                      X
                        ------------------------------------------------
                      THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE
                      GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17 Ad-15.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between NCR Corporation and The First National Bank of Boston, dated as of December 31, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of NCR Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by a separate certificate and will no longer be evidenced by this certificate. NCR Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

[RIGHT SIDE LEGEND READS AS FOLLOWS:    NOTICE: The signature(s) to this
                                        assignment must correspond with the
                                        name as written upon the face of the
                                        Certificate, in every particular,
                                        without alteration or enlargement or
                                        any change whatever.]